Exhibit 4.16

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF (A) SUCH REGISTRATION OR (B) RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT.

SILVER STAR ENERGY, INC.

Amended and Restated Senior Secured Convertible Promissory Note
due October  __, 2008

No. CN-05-__

$___________

Dated:  October  __, 2005

IN ACCORDANCE WITH THE TRANSACTIONS CONTEMPLATED BY THAT CERTAIN AMENDMENT AGREEMENT BY AND BETWEEN SILVER STAR ENERGY, INC., A NEVADA CORPORATION, AND THE NOTEHOLDERS LISTED THEREIN, DATED AS OF MAY __, 2007, (THE "AMENDMENT AGREEMENT"), THE MAKER HEREBY AGREES TO PAY A PORTION OF THE PRINCIPAL AMOUNT OF THIS NOTE AS CONTEMPLATED BY THE ESCROW AGREEMENT (AS DEFINED IN THE AMENDMENT AGREEMENT).  NOTWITHSTANDING THE ORIGINAL PRINCIPAL AMOUNT SET FORTH ABOVE, THE PRINCIPAL AMOUNT OF THIS NOTE AS OF MAY 1, 2007 IS $________________.  AS A RESULT OF SUCH INCREASE THERE IS NO ACCRUED AND UNPAID INTEREST ON THIS NOTE AS OF MAY 1, 2007.

*  *  *

For value received, SILVER STAR ENERGY, INC., a Nevada corporation (the "Maker"), hereby promises to pay to the order of _______________________ (together with its successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount of ________________________ ($______________), together with interest thereon.  Concurrently with the issuance of this Note, the Maker is issuing separate senior secured convertible promissory notes (the "Other Notes") to separate purchasers (the "Other Holders") pursuant to the Purchase Agreement (as defined in Section 1.1 hereof).

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder's account, instructions for which are attached hereto as Exhibit A.  The outstanding principal balance of this Note shall be due and payable on October __, 2008 (the "Maturity Date") or at such earlier time as provided herein.

ARTICLE I

Section 1.1

        Purchase Agreement, Amendment Agreement

This Note has been executed and delivered pursuant to the Note and Warrant Purchase Agreement dated as of September 30, 2005 (the "Purchase Agreement") by and among the Maker and the purchasers listed therein, and has been amended and restated pursuant to that certain Amendment Agreement dated as of May __, 2007, (the "Amendment Agreement") by and among the Maker and the noteholders listed therein.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2

        Interest

Beginning on the issuance date of this Note (the "Issuance Date"), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to six percent (6%) compounded semi-annually, payable semi-annually on December 1 and June 1 of each year commencing December 1, 2005 in cash in accordance with terms of Section 1.3 below.  Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date.  Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum.  Notwithstanding anything contained in this Section 1.2, interest accruing on the outstanding principal balance of this Note from and after May 1, 2007 through the Maturity Date shall not be payable by the Maker until the Maturity Date.

Section 1.3

        Payment of Principal and Interest

Commencing on the sixth (6th) month following the Issuance Date and continuing thereafter on the first (1st) business day of each month until the Maturity Date (each, a "Principal Payment Date"), the Maker shall pay an amount to the Holder equal to 1/30th of the original principal amount of this Note plus any accrued but unpaid interest (if due on such date in accordance with Section 1.2 above) (the "Principal Installment Amount"); provided, however, if on any Principal Payment Date, the outstanding principal amount of this Note plus any accrued but unpaid interest is less than the Principal Installment Amount, then the Maker shall pay to the Holder such lesser amount.  The Maker shall pay such Principal Installment Amount in cash by wire transfer of immediately available funds on the applicable Principal Payment Date; provided, however, that if the Holder has delivered a Conversion Notice to the Maker or delivers a Conversion Notice prior to the applicable Principal Payment Date, the Holder shall indicate in such Conversion Notice whether the principal amount of this Note to be so converted shall be applied against the final Principal Installment Amount or some other Principal Installment Amount.  This Note may not be prepaid by the Maker, in whole or in part, other than as expressly (i) set forth herein or (ii) contemplated by the transactions contemplated by the Amendment Agreement.  Notwithstanding anything contained in this Section 1.3, no Principal Installment Amount shall be due prior to the Maturity Date, and the Maker shall pay the entire outstanding principal balance of this Note plus all accrued but unpaid interest thereon, on the Maturity Date.

Section 1.4

        Security Agreement

The obligations of the Maker hereunder are secured by a continuing security interest in certain assets of the Maker pursuant to the terms of a security agreement dated as of September 30, 2005 by and among the Maker, the Holder and the Other Holders.

Section 1.5

        Payment on Non-Business Days

Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of placeStateNew York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.6

        Transfer

This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.7

        Replacement

Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity (which shall not require a surety bond), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II
EVENTS OF DEFAULT; REMEDIES

Section 2.1

        Events of Default

The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a)

the Maker shall fail to make any Principal Installment Amount on a Principal Payment Date and such default is not fully cured within one (1) business day after the occurrence thereof; or

(b)

the Maker shall fail to pay the outstanding principal balance of this Note plus all accrued and unpaid interest on the Maturity Date; or

(c)

the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc. (each, an "Eligible Market") for a period of five (5) consecutive Trading Days; or

(d)

the Maker's notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

(e)

the Maker shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note or any interest accrued and unpaid, or (ii) make the payment of any amounts, fees and/or liquidated damages under this Note, the Purchase Agreement, the Registration Rights Agreement (other than such amounts, fees and/or liquidated damages payable by the Maker as a result of its failure to register the Registrable Securities (as defined in the Registration Rights Agreement)), or the Amendment Agreement, which failure in the case of items (i) and (ii) of this Section 2.1(e) is not remedied within three (3) business days after the incurrence thereof; or

(f)

Intentionally Omitted; or

(g)

default shall be made in the performance or observance of (i) any material covenant, condition or agreement contained in this Note and such default is not fully cured within three (3) business days after the occurrence thereof or (ii) any material covenant, condition or agreement contained in the Purchase Agreement, the Other Notes, the Registration Rights Agreement (other than the Maker's requirement to register the Registrable Securities (as defined in the Registration Rights Agreement)), the Amendment Agreement or any other Transaction Document which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within three (3) business days after the occurrence thereof; or

(h)

any material representation or warranty made by the Maker herein or in the Purchase Agreement, the Registration Rights Agreement, the Amendment Agreement, the Other Notes or any other Transaction Document shall be false or incorrect or breached in a material respect on the date as of which made; or

(i)

the Maker shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $100,000 or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(j)

the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(k)

a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days; or

(l)

the failure of the Maker to instruct its transfer agent to remove any legends from shares of the Maker's common stock, par value $0.001 per share (the "Common Stock") eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Holder within three (3) business days of the Holder's request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be sold pursuant to Rule 144, provided that no assurance shall be required if such shares of Common Stock are eligible for resale under Rule 144(k); or

(m)

the failure of the Maker to pay any amounts due to the Holder herein or in the Purchase Agreement, the Registration Rights  Agreement (other than such amounts required to be paid by the Maker as a result of its failure to register the Registrable Securities (as defined in the Registration Rights Agreement) or the Amendment Agreement within three (3) business days of the date such payments are due (other than amounts contemplated by Section 2.1(a) or 2.1(b) above); or

(n)

the occurrence of an Event of Default under any of the Other Notes.

Section 2.2

        Remedies Upon An Event of Default

If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default (i) described in Sections 2.1 (j) or (k), the outstanding principal balance and accrued interest hereunder shall be automatically due and payable and (ii) demand the prepayment of this Note pursuant to Section 3.7 hereof, (b) demand that the principal amount of this Note then outstanding and all accrued and unpaid interest thereon shall be converted into shares of Common Stock at a Conversion Price per share calculated pursuant to Section 3.1 hereof assuming that the date that the Event of Default occurs is the Conversion Date (as defined in Section 3.1 hereof), or (c) exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Registration Rights Agreement (other than any such rights, powers, privileges, remedies or interests arising as a result of the Maker's failure to register the Registrable Securities (as defined in the Registration Rights Agreement)), the Amendment Agreement or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III
CONVERSION; ANTIDILUTION; PREPAYMENT

Section 3.1

        Conversion Option

(a)

At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the "Conversion Option"), into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Rate") as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2(a) hereof) then in effect on the date on which the Holder faxes a notice of conversion (the "Conversion Notice"), duly executed, to the Maker (facsimile number (310) ___-____, Attn.: Chief Executive Officer) (the "Conversion Date"), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.6 below.  The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted.  With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

(b)

Intentionally Omitted.

(c)

The term "Closing Bid Price" shall mean, on any particular date (i) the closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (iv) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker.

Section 3.2

        Conversion Price

(a)

The term "Conversion Price" shall mean $0.04, subject to adjustment under Section 3.6 hereof.

(b)

Notwithstanding any of the foregoing to the contrary, if during any period (a "Black-out Period"), a Holder is unable to trade any Common Stock issued or issuable upon conversion of this Note immediately due to the postponement of filing or delay or suspension of effectiveness of a registration statement or because the Maker has otherwise informed such Holder that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the Holder of this Note or due to the Maker exercising its rights under Section 3(n) of the Registration Rights Agreement), such Holder shall have the option but not the obligation on any Conversion Date within ten (10) Trading Days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such Holder that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten (10) Trading Days thereafter.  In no event shall the Black-out Period have any effect on the Maturity Date of this Note.

Section 3.3

        Mechanics of Conversion

(a)

Not later than three (3) Trading Days after any Conversion Date, the Maker or its designated transfer agent, as applicable, shall (A) provided the Maker's transfer agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and the Common Stock issuable upon conversion of any portion of this Note specified in the applicable Conversion Notice are eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system, or (B) if the Maker's transfer agent is not participating in the DTC Fast Automated Securities Transfer Program or the Common Stock issuable upon conversion of any portion of this Note are not eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended, issue and deliver by express courier to the address as specified in the Conversion Notice, a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 5.1 of the Purchase Agreement to the extent such shares are not eligible for resale under Rule 144(k)), registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled upon the conversion of this Note (the "Delivery Date").  If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Maker at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Maker shall immediately return this Note tendered for conversion, whereupon the Maker and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Maker.

(b)

The Maker understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder.  If the Maker fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Maker shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Notes requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Notes requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as partial damages and not as a penalty).  Nothing herein shall limit a Holder's right to pursue actual damages for the Maker's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).  Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Maker shall only be obligated to pay the partial damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

(c)

In addition to any other rights available to the Holder, if the Maker fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note and register such shares of Common Stock on the Maker's share register or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such conversion hereunder (as the case may be) on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such exercise (a "Buy-In"), then, in addition to all other remedies available to the Holder, the Maker shall, within three (3) business days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Maker's obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder's exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the VWAP of the Common Stock for the five (5) Trading Day period immediately preceding the date of the Conversion Notice.  The Holder shall provide the Maker written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Maker.  Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker's failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(d)

The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of all or any portion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

Section 3.4

        Ownership Cap and Certain Conversion Restrictions

(a)

..  Notwithstanding anything to the contrary contained in this Note, the Holder may not convert any portion of this Note into shares of Common Stock to the extent (but only to the extent) that, if converted by the Holder, the Holder or any of its affiliates would beneficially own in excess of 4.99% (the "Maximum Percentage") of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether any portion of this Note shall be convertible (vis-a-vis other convertible, exercisable or exchangeable securities owned by the Holder) and of which convertible, exercisable or exchangeable securities shall be convertible (as among all convertible, exercisable or exchangeable securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Maker for conversion, exercise or exchange (as the case may be). No prior inability to convert any portion of this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exerciseability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined by the Holder in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to each and every successor holder of this Note. The holders of shares of Common Stock shall be third party beneficiaries of this paragraph and the Maker may not waive this paragraph without the consent of holders of a majority of its outstanding shares of Common Stock.  For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Maker's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the SEC (as the case may be) (2) a more recent public announcement by the Maker or (3) any other notice by the Maker or the Maker's transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Maker shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into shares of Common Stock, including, without limitation, pursuant to the exercise of the conversion rights granted to the Holder. By written notice to the Maker, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Maker.

Section 3.5

        Intentionally Omitted

Section 3.6

        Adjustment of Conversion Price

.

(a)

The Conversion Price shall be subject to adjustment from time to time as follows:

(i)

Adjustments for Stock Splits and Combinations.  If the Maker shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased.  If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustments under this Section 3.6(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii)

Adjustments for Certain Dividends and Distributions.  If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1)

the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)

the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)

Adjustment for Other Dividends and Distributions.  If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker which they would have received had this Note been converted into Common Stock on the date of such event (without regard to any limitations on conversion) and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.6(a)(iii) with respect to the rights of the holders of this Note and the Other Notes; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions (without regard to any limitations on conversion).

(iv)

Adjustments for Reclassification, Exchange or Substitution.  If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.6(a)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.6(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)

Adjustments for Reorganization, Merger, Consolidation or Sales of Assets.  If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Maker (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.6(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.6(a)(iv)), or a merger or consolidation of the Maker with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Maker's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change, (A) if the surviving entity in any such Organic Change is a public company that is registered pursuant to the 1934 Act, and its common stock is listed or quoted on a national exchange or the OTC Bulletin Board, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Maker or any successor corporation resulting from Organic Change, and (B) if the surviving entity in any such Organic Change is not a public company that is registered pursuant to the 1934 Act, or its common stock is not listed or quoted on a national exchange or the OTC Bulletin Board, the Holder shall have the right to demand prepayment pursuant to Section 3.7(b) hereof.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.6(a)(v) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.6(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note and the Other Notes) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi)

Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker, shall, at any time, from time to time, issue or sell any additional shares of common stock (otherwise than as provided  in the foregoing subsections (i) through (v) of this Section 3.6(a) or pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date) ("Additional Shares of Common Stock"), at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock. No adjustment pursuant to this Section 3.6(a)(vi) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.  In case any Additional Shares of Common Stock are issued for no consideration or in connection with the issue or sale of other securities of the Maker, together comprising one integrated transaction in which no specific consideration is allocated to such Additional Shares of Common Stock by the parties thereto, the Additional Shares of Common Stock will be deemed to have been issued for a consideration of $0.01.

(vii)

Issuance of Common Stock Equivalents.  The provisions of this Section 3.6(a)(vii) shall apply if (a) the Maker, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Notes, or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the "Common Stock Equivalents") shall be issued or sold.  If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (vi) of this Section 3.6(a).  No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.  Further, no adjustment pursuant to this Section 3.6(a)(vii) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.  In case any Common Stock Equivalents are issued for no consideration or in connection with the issue or sale of other securities of the Maker, together comprising one integrated transaction in which no specific consideration is allocated to such Common Stock Equivalents by the parties thereto, the Common Stock Equivalents will be deemed to have been issued for a consideration of $0.01.

(viii)

Consideration for Stock.  In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(1)

in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and the Holder, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be.  If the Maker and the Holder are unable to agree upon the fair value of such consideration, then such dispute shall be resolved pursuant to Section 3.6(a)(viii)(3); or

(2)

in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities of any corporation, the Maker shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation.  If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Notes, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Notes immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Notes.  In the event Common Stock is issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.6(a)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker and the Holder.  If the Maker and the Holder are unable to agree upon the fair value of such consideration and the allocation thereof, then such dispute shall be resolved pursuant to Section 3.6(a)(viii)(3).

(3) In the case of a dispute as to the determination of the fair value of merger consideration, the allocation thereof or the arithmetic calculation of the Conversion Price, the Maker shall instruct its transfer agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) business day of receipt of the Holder's Conversion Notice or other date of determination.  If the Holder and the Maker are unable to agree upon the determination of the amount of merger consideration or the arithmetic calculation of the Conversion Rate within two (2) business days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Maker shall within one (1) business day submit via facsimile (A) the disputed determination of the merger consideration to an independent, reputable investment bank selected by the Maker and approved by the Holder (which approval shall not be unreasonably withheld), (B) the disputed allocation of the of the merger consideration to an independent, reputable investment bank selected by the Maker and approved by the Holder (which approval shall not be unreasonably withheld), or (C) the disputed arithmetic calculation of the Conversion Rate to the Maker's independent, outside accountant. The Maker shall cause, at the Maker's expense, the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Maker and the Holder of the results no later than two (2) business days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

(b)

Record Date.  In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c)

Certain Issues Excepted.  Anything herein to the contrary notwithstanding, the Maker shall not be required to make any adjustment to the Conversion Price in connection with (i) Common Stock issued (other than for cash) in connection with a merger, acquisition, or consolidation (provided that all such issuances after the date hereof do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the date hereof), (ii) Common Stock issued pursuant to the conversion or exercise of convertible or excercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (iii) the shares of Common Stock issuable upon the exercise of Warrants, (iv) Common Stock issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital (provided that all such issuances after the date hereof do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the date hereof), (v) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Maker's stock option plans and employee stock purchase plans as they now exist, (vi) Common Stock issued or options to purchase Common Stock granted or issued to employees, officers and directors of the Maker pursuant to any stock option plan duly adopted by a majority of the non-employee members of the Maker's board of directors or a majority of the members of a committee of non-employee directors established for such purpose so long as such issuances in the aggregate do not exceed 10% of the issued and outstanding shares of Common Stock as of the Issuance Date, and (vii) any warrants issued to the placement agent and its designees for the transactions contemplated by the Purchase Agreement.

(d)

No Impairment.  The Maker shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.  In the event a Holder shall elect to convert any Notes as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Notes shall have issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to one hundred thirty percent (130%) of the amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder (as liquidated damages) in the event it obtains judgment.

(e)

Certificates as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.6, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.  Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f)

Issue Taxes.  The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g)

Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the VWAP of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

(h)

Reservation of Common Stock.  The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred twenty percent (120%) of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible.  The Maker shall, from time to time in accordance with the Nevada Revised Business Corporation Act, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker's obligations under this Section 3.6(h).

(i)

Regulatory Compliance.  If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.7

        Prepayment

(a)

Prepayment Upon an Event of Default.  Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, the Holder shall have the right, at such Holder's option, to require the Maker to prepay in cash all or a portion of this Note at a price equal to the Triggering Event Prepayment Price (as defined in Section 3.7(c) below) applicable at the time of such request.  Nothing in this Section 3.7(a) shall limit the Holder's rights under Section 2.2 hereof. The Holder and the Maker agree that in the event of the Maker's redemption of all or any portion of this Note under this Section 3.7(a), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3.7(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. To the extent redemptions required by this Section 3.7(a) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Maker, such redemptions shall be deemed to be voluntary prepayments.

(b)

Prepayment Option Upon Major Transaction.  In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), the Holder shall have the right, at the Holder's option, to require the Maker to prepay all or a portion of the Holder's Notes at a price equal to one hundred ten percent (110%) of the aggregate principal amount of this Note plus all accrued and unpaid interest (the "Major Transaction Prepayment Price"); provided that the Holder shall have the sole option to receive payment of the Major Transaction Prepayment Price in cash or shares of Common Stock.  If the Holder elects to receive payment of the Major Transaction Prepayment Price in shares of Common Stock, the price per share shall be based upon the Conversion Price then in effect on the day preceding the date of delivery of the Notice of Prepayment at Option of Holder Upon Major Transaction (as hereafter defined) and the Holder shall have demand registration rights with respect to such shares.  The Holder and the Maker agree that in the event of the Maker's redemption of all or any portion of this Note under this Section 3.7(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3.7(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. To the extent redemptions required by this Section 3.7(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Maker, such redemptions shall be deemed to be voluntary prepayments.

(c)

Prepayment Option Upon Triggering Event.  In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder's option, to require the Maker to prepay all or a portion of this Note in cash at a price equal to the sum of (i) the greater of (A) one hundred twenty percent (120%) of the aggregate principal amount of this Note plus all accrued and unpaid interest and (B) in the event at such time the Holder is unable to obtain the benefit of its conversion rights through the conversion of this Note and resale of the shares of Common Stock issuable upon conversion hereof in accordance with the terms of this Note and the other Transaction Documents, the aggregate principal amount of this Note plus all accrued but unpaid interest hereon, divided by the Conversion Price on (w) the date the amount due under this Section 3.7(c) is demanded or otherwise due or (x) the date the amount due under this Section 3.7(c) is paid in full, whichever of (w) or (x) is less, multiplied by the VWAP on (y) the date the amount due under this Section 3.7(c) is demanded or otherwise due, and (z) the date the amount due under this Section 3.7(c) is paid in full, whichever of (y) or (z) is greater, and (ii) all other amounts, costs, expenses and partial damages due in respect of this Note and the other Transaction Documents as of the date the amount paid to the Holder is paid (the "Triggering Event Prepayment Price," and, collectively with the "Major Transaction Prepayment Price," the "Prepayment Price").  For purposes hereof, "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the OTC Bulletin Board (or, if the OTC Bulletin Board is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Maker and the Holder. If the Maker and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in 3.6(a)(viii)(3). All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.  The Holder and the Maker agree that in the event of the Maker's redemption of all or any portion of this Note under this Section 3.7(c), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3.7(c) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. To the extent redemptions required by this Section 3.7(c) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Maker, such redemptions shall be deemed to be voluntary prepayments.

(d)

Intentionally Omitted.

(e)

"Major Transaction."  A "Major Transaction" means a transaction or series of related transactions which shall be deemed to have occurred at such time as any of the following events:

(i)

the consolidation, merger or other business combination of the Maker with or into another Person (as defined in Section 4.13 hereof) (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or (B) a consolidation, merger or other business combination in which holders of the Maker's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities (other than any such consolidation, merger or other business combination in which the Maker issues 20% or more of its shares of Common Stock determined on the basis of the number of shares of Common Stock immediately prior to such consolidation, merger or other business combination), each of Section 3.7(e)(i)(A) and (B) a "Limited Transaction").

(ii)

the sale or transfer of fifty percent (50%) or more of the Maker's assets (based on the fair market value as determined in good faith by the Maker's Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

(iii)

closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

(f)

"Triggering Event."  A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(i)

Intentionally omitted;

(ii)

the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one Eligible Market, for a period of five (5) consecutive Trading Days;

(iii)

the Maker's notice to any holder of the Notes, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8) or its intention not to comply with proper requests for conversion of any Notes into shares of Common Stock; or

(iv)

the Maker's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Note within three (3) business days after the receipt by the Maker of the Conversion Notice; or

(v)

the Maker deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded;

(vi)

the Maker consummates a "going private" transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Exchange Act; or

(vii)

at any time following the fifth (5th) consecutive business day that the number of shares of Common Stock reserved for issuance upon conversion of this Note by a Holder is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full  conversion of this Note of the shares of Common Stock (without regard to any limitations on conversion).

(g)

Intentionally Omitted.

(h)

Mechanics of Prepayment at Option of Holder Upon Major Transaction.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile ("Notice of Major Transaction") to the Holder of this Note. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days after such Holder's receipt of a Notice of Major Transaction), the Holder may require the Maker to prepay, effective immediately prior to the consummation of such Major Transaction, all of the Holder's Notes then outstanding by delivering written notice thereof via facsimile ("Notice of Prepayment at Option of Holder Upon Major Transaction") to the Maker, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate (i) the principal amount of the Notes that the Holder is electing to have prepaid and (ii) the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.7(b) above.

(i)

Mechanics of Prepayment at Option of Holder Upon Triggering Event.  Within one (1) business day after the occurrence of a Triggering Event, the Maker shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each Holder of the Notes.  At any time after the earlier of the Holder's receipt of a Notice of Triggering Event and the Holder becoming aware of a Triggering Event, the Holder may require the Maker to prepay the Note by delivering written notice thereof via facsimile and overnight courier ("Notice of Prepayment at Option of Holder Upon Triggering Event") to the Maker, which Notice of Prepayment at Option of Holder Upon Triggering Event shall indicate (i) the amount of the Note that the Holder is electing to have prepaid and (ii) the applicable Triggering Event Prepayment Price, as calculated pursuant to Section 3.7(c) above.  The Holder shall only be permitted to require the Maker to prepay the Note pursuant to Section 3.7 hereof for the greater of a period of ten (10) days after receipt by such holder of a Notice of Triggering Event or for so long as such Triggering Event is continuing.

(j)

Intentionally Omitted.

(k)

Payment of Prepayment Price.  Upon the Maker's receipt of a Notice(s) of Prepayment at Option of Holder Upon Triggering Event or a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from any holder of the Notes, the Maker shall immediately notify each holder of the Notes by facsimile of the Maker's receipt of such Notice(s) of Prepayment at Option of Holder Upon Triggering Event or Notice(s) of Prepayment at Option of Holder Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Maker such holder's certificates representing the Notes which such holder has elected to have prepaid.  The Maker shall deliver the applicable Triggering Event Prepayment Price, in the case of a prepayment pursuant to Section 3.7(i), to such holder within five (5) business days after the Maker's receipt of a Notice of Prepayment at Option of Holder Upon Triggering Event and, in the case of a prepayment pursuant to Section 3.7(h), the Maker shall deliver the applicable Major Transaction Prepayment Price immediately prior to the consummation of the Major Transaction; provided that a holder's original Note shall have been so delivered to the Maker; provided further that if the Maker is unable to prepay all of the Notes to be prepaid, the Maker shall prepay an amount from each holder of the Notes being prepaid equal to such holder's pro-rata amount (based on the principal amount of the Notes held by such holder relative to the aggregate principal amount of the Notes being prepaid).  If the Maker shall fail to prepay all of the Notes submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price), in addition to any remedy such holder of the Notes may have under this Note and the Purchase Agreement, the applicable Prepayment Price payable in respect of such Notes not prepaid shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full.  Until the Maker pays such unpaid applicable Prepayment Price in full to a holder of the Notes submitted for prepayment, such holder shall have the option (the "Void Optional Prepayment Option") to, in lieu of prepayment, require the Maker to promptly return to such holder(s) all of the Notes that were submitted for prepayment by such holder(s) under this Section 3.7 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Maker via facsimile (the "Void Optional Prepayment Notice").  Upon the Maker's receipt of such Void Optional Prepayment Notice(s) and prior to payment of the full applicable Prepayment Price to such holder, (i) the Notice(s) of Prepayment at Option of Holder Upon Triggering Event or the Notice(s) of Prepayment at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to those Notes submitted for prepayment and for which the applicable Prepayment Price has not been paid, (ii) the Maker shall immediately return any Notes submitted to the Maker by each holder for prepayment under this Section 3.7(k) and for which the applicable Prepayment Price has not been paid and (iii) the Conversion Price of such returned Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Prepayment Notice(s) is delivered to the Maker and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Prepayment of Option of Holder Upon Major Transaction or the Notice(s) of Prepayment at Option of Holder Upon Triggering Event, as the case may be, is delivered to the Maker and ending on the date on which the Void Optional Prepayment Notice(s) is delivered to the Maker; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.  A holder's delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not affect the Maker's obligations to make any payments which have accrued prior to the date of such notice.  Payments provided for in this Section 3.7 shall have priority to payments to other stockholders in connection with a Major Transaction.

(l)

Intentionally Omitted.

Section 3.8

        Inability to Fully Convert

.

(a)

Holder's Option if Maker Cannot Fully Convert.  If, upon the Maker's receipt of a Conversion Notice, the Maker cannot issue shares of Common Stock for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of shares of Common Stock authorized and available, or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice, then the Maker shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder's Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder's option, can elect to:

(i)

require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock in accordance with the Holder's Conversion Notice (the "Mandatory Prepayment") at a price per share equal to the Triggering Event Prepayment Price as of such Conversion Date (the "Mandatory Prepayment Price");

(ii)

if the Maker's inability to fully convert is pursuant to Section 3.8(a)(x) above, require the Maker to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice;

(iii)

void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder's voiding its Conversion Notice shall not effect the Maker's obligations to make any payments which have accrued prior to the date of such notice); or

(iv)

exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 3.3(c) of this Note.

In the event a Holder shall elect to convert any portion of its Notes as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or adjoining conversion of all or of said Notes shall have been issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to 130% of the principal amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(b)

Mechanics of Fulfilling Holder's Election.  The Maker shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.8(a) above, a notice of the Maker's inability to fully satisfy the Conversion Notice (the "Inability to Fully Convert Notice").  Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy such holder's Conversion Notice, (ii) the amount of this Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price.  The Holder shall notify the Maker of its election pursuant to Section 3.8(a) above by delivering written notice via facsimile to the Maker ("Notice in Response to Inability to Convert").

(c)

Payment of Prepayment Price.  If the Holder shall elect to have its Notes prepaid pursuant to Section 3.8(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within five (5) business days of the Maker's receipt of the Holder's Notice in Response to Inability to Convert, provided that prior to the Maker's receipt of the Holder's Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note.  If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is one (1) business day following the Maker's receipt of the Holder's Notice in Response to Inability to Convert (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full.  Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.  No adjustment pursuant to this Section 3.8(c) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(d)

Pro-rata Conversion and Prepayment.  In the event the Maker receives a Conversion Notice from more than one holder of the Notes on the same day and the Maker can convert and prepay some, but not all, of the Notes pursuant to this Section 3.8, the Maker shall convert and prepay to each holder of the Notes electing to have its Notes converted and prepaid at such time an amount equal to such holder's pro-rata amount (based on the principal amount of the Notes held by such holder relative to the aggregate principal amount of all of the Notes being converted and prepaid at such time).

Section 3.9

No Rights as Shareholder

.  Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

ARTICLE IV
MISCELLANEOUS

Section 4.1

Notices

.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service with next day delivery specified, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public.  The Maker will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker shall promptly notify the Holder of this Note of any notices sent or received, or any actions taken with respect to the Other Notes.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Maker, the Maker shall simultaneously file such notice with the Securities Exchange Commission pursuant to a Current Report on Form 8-K.

Section 4.2

        Governing Law

This Note shall be governed by and construed in accordance with the internal laws of the State of placeStateNew York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3

        Headings

Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4

        Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief

The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5

        Enforcement Expenses

The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

Section 4.6

        Binding Effect

The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7

        Amendments

This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 4.8

        Compliance with Securities Laws

The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note.  This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF (A) SUCH REGISTRATION OR (B) RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT."

Section 4.9

        Consent to Jurisdiction

Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law.  Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 4.10

            Parties in Interest

This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 4.11

            Failure or Indulgence Not Waiver

No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.12

            Maker Waivers

Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)

No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)

THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 4.13

Interest Provision.  It is expressly stipulated and agreed to be the intent of the Maker and the Holder at all times to comply strictly with the applicable New York law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note and any and all indebtedness paid or payable by the Maker to the Holder pursuant to the Purchase Agreement, the Settlement Agreement or any other communication or writing by or between the Maker and the Holder related to the transaction or transactions that are the subject matter thereof, except such indebtedness which has been paid or is payable by the Maker to the Holder under this Note (the "Related Indebtedness") (or applicable United States federal law to the extent that it permits the Holder to contract for, charge, take, reserve or receive a greater amount of interest than under New York law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the Purchase Agreement, Settlement Agreement or any other transaction agreement contemplated thereby or any other communication or writing by or between the Maker and the Holder related to the transaction or transactions that are the subject matter thereof, (ii) contracted for, charged, taken, reserved or received by reason of the Holder's exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) the Maker will have paid or the Holder will have received by reason of any voluntary prepayment by the Maker of this Note and/or the Related Indebtedness, then it is the Maker's and the Holder's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by the Holder shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to the Maker), and the provisions of this Note, the Purchase Agreement, the Settlement Agreement and the other transaction documents contemplated thereby shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then the Maker and the Holder agree that the Holder shall, with reasonable promptness after the Holder discovers or is advised by the Maker that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to the Maker and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by the Maker to the Holder. The Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against the Holder, the Maker will provide written notice to the Holder, advising the Holder in reasonable detail of the nature and amount of the violation, and the Holder shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to the Maker or crediting such excess interest against this Note and/or the Related Indebtedness then owing by the Maker to the Holder. All sums contracted for, charged, taken, reserved or received by the Holder for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding.

Section 4.14

Definitions

For the purposes hereof, the following terms shall have the following meanings:

"Maximum Lawful Rate" means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by the Holder in accordance with the applicable laws of the State of New York (or applicable United States federal law to the extent that such law permits the Holder to contract for, charge, take, receive or reserve a greater amount of interest than under New York law), taking into account all charges made in connection with the transaction evidenced by this Note, the Purchase Agreement, the Settlement Agreement and the other transaction documents contemplated thereby.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

SILVER STAR ENERGY, INC.

By:

Name:
Title:

EXHIBIT A
WIRE INSTRUCTIONS.

Payee:

Bank:

Address:

Bank No.:

Account No.:

Account Name:

FORM OF
NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of Silver Star Energy, Inc. (the "Maker") according to the conditions hereof, as of the date written below.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Signature:

[Name]

Address: